UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2022

CYBERLOQ TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-56264	26-2118480
(Commission File Number)	(IRS Employer Identification No.)

4837 Swift Road Suite 210-1, Sarasota, FL	34231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 961-4536

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLOQ	OTC Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2022, Cyberloq Technologies, Inc., a Nevada corporation (the “Company”) received the approval of a majority of the shareholders of its issued and outstanding shares of common stock, by written consent without a meeting of the shareholders, for an amendment to its Articles of Incorporation that increases the number of shares of common stock authorized from 100,000,000 to 200,000,000 (the “Amendment”).

The shareholders approved the Amendment upon the recommendation of the Board of Directors, which determined that the increase was advisable in order to permit the Company to raise additional capital to fund the Company’s expenses moving forward and so that it can meet its obligations under the separation agreement with its former CTO as well as the software development costs associated with upgrading the Cyberloq source code and infrastructure as well as the Company’s planned up-listing to the OTCQB in the coming weeks. The additional authorized shares are also intended to permit the Company to sell additional shares of stock in future private placements or public offerings as the Company intends to raise approximately $2,000,000 to fund its operations and obligations through the end of 2023. A Certificate of Amendment has been filed with the Secretary of State of the State of Nevada to implement the increase in authorized shares and is pending filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLOQ TECHNOLOGIES, INC. (Registrant)

	By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: May 23, 2022